UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
April 16, 2019

CITY HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-11733

West Virginia	55-0619957
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

25 Gatewater Road, Cross Lanes, WV 25313
(Address of Principal Executive Offices, Including Zip Code)

304-769-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant
(b) Newly Engaged Independent Registered Public Accounting Firm

As previously announced, on March 29, 2019, the Audit Committee of the Board of Directors of City Holding Company (the “Company”) approved the selection of Crowe LLP (“Crowe”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. On April 16, 2019, Crowe completed its standard client acceptance procedures and has been formally engaged by our Audit Committee as our independent registered public accounting firm.

Except as disclosed below, during the years ended December 31, 2018 and 2017 and from December 31, 2018 through the selection of Crowe as the Company’s independent registered public accounting firm, neither the Company nor anyone on its behalf had consulted Crowe with respect to any accounting or auditing issues involving the Company. In particular, there was no discussion with the Company regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the consolidated financial statements, or any matter that was either the subject of a disagreement or a “reportable event” with its predecessor independent registered public accounting firm (as described in Item 304(a)(1)(v) of Regulation S-K of the SEC’s rules and regulations). As previously disclosed in the Company’s Current Report on Form 8-K filed on March 29, 2019, in conjunction with the Company’s December 7, 2018 acquisitions of Poage Bankshares, Inc. and Farmers Deposit Bancorp, Inc., the Company engaged Crowe for the Valuation of the Loan Portfolio, Certificates of Deposit, and Core Deposit Customer Relationships Intangible Asset for both acquired companies.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated: April 16, 2019	City Holding Company

By:	/s/ David L. Bumgarner
David L. Bumgarner
Senior Vice President & Chief Financial Officer